Exhibit 2

British American Tobacco p.l.c.
(“the Company”)

 Notification and public disclosure of transactions by persons discharging managerial responsibilities and persons closely associated with them

Conditional Share Awards

On 1 May 2024, the Company granted three awards of British American Tobacco p.l.c. 25p ordinary shares (the “Shares”) to the following Executive Director at an award price of 2,351 pence per Share. The awards are intended to replace long term incentives from the previous employer that were forfeited on joining the Company.

1	Details of the person discharging managerial responsibilities / person closely associated
a)	Name	Soraya Benchikh
2	Reason for the notification
a)	Position/status	Chief Financial Officer
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Award of unrestricted shares, immediately available to recognise forfeited awards which would become available during 2024.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£23.51	7,572

d)	Aggregated information - Aggregated volume - Price	7,572 £178,017.72
e)	Date of the transaction	2024-05-01
f)	Place of the transaction	Outside a trading venue

1	Details of the person discharging managerial responsibilities / person closely associated
a)	Name	Soraya Benchikh
2	Reason for the notification
a)	Position/status	Chief Financial Officer
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Award of shares under the Restricted Share Plan which shall vest on 30 September 2025.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£23.51	23,368

d)	Aggregated information - Aggregated volume - Price	23,368 £549,381.68
e)	Date of the transaction	2024-05-01
f)	Place of the transaction	Outside a trading venue

1	Details of the person discharging managerial responsibilities / person closely associated
a)	Name	Soraya Benchikh
2	Reason for the notification
a)	Position/status	Chief Financial Officer
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Award of shares under the Restricted Share Plan which shall vest on 30 September 2026.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£23.51	42,550

d)	Aggregated information - Aggregated volume - Price	42,550 £1,000,350.50
e)	Date of the transaction	2024-05-01
f)	Place of the transaction	Outside a trading venue

Name of officer of issuer responsible for making notification: Nancy Jiang Date of notification: 2 May 2024